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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

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                         FORM 8-A


       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
           PURSUANT TO SECTION 12(b) or 12(g) OF THE
                SECURITIES EXCHANGE ACT OF 1934


                 COMMUNITY NATIONAL CORPORATION
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    (Exact Name of Registrant as Specified in Its Charter)


              TENNESSEE                  62-1700975
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(State of Incorporation)                       (I.R.S. Employer
    or Organization                           Identification No.)


19 NATCHEZ TRACE DRIVE, LEXINGTON KENTUCKY               38351
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(Address of Principal Executive Offices)              (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1) please check the following box.  [  ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2)
please check the following box.     [  ]



Securities to be registered pursuant to Section 12(g) of the Act:


              Common Stock, par value $1.00 per share
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                           (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.

     The information required by this Item is included under the captions "Description of Capital Stock of the Company" (pages 106-107), "Dividend Policy" (pages 10-11), "Market for the Common Stock" (page 11), "Comparison of Stockholders' Rights" (pages 97-
105), "The Conversion -- Liquidation Rights" (pages 92-93) and "The Conversion -- Certain Restrictions on Purchase or Transfer of Shares after the Stock Conversion and Reorganization" (pages 96-97) of the Prospectus included as part of the Registrant's Registration Statement on Form SB-2, File No. 333-31637, declared effective on October 23, 1997 (the "Form SB-2").

Item 2.  Exhibits.

     The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

        1.  Specimen Common Stock Certificate.

        2. (a) Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration
                 Statement on the Form SB-2
                 (File No. 333-31637)).

            (b) Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 (File
                 No. 333-31637)).

            (c) Plan of Conversion of Lexington First Federal Mutual Holding Company and Agreement and Plan of Reorganization between Community National Corporation and Lexington First Federal Savings Bank (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form SB-2 (File No. 333-19093)).


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                           EXHIBIT INDEX
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Exhibit
Number
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      1     Specimen Common Stock Certificate

      2(a) Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form SB-2)

      2(b)  Bylaws (incorporated by reference to
            Exhibit 3.2 to the Form SB-2)

      2(c)  Plan of Conversion of Lexington First Federal
                 Mutual Holding Company and Agreement and Plan of Reorganization between Community National Corporation and Lexington First Federal Savings Bank (incorporated by reference to Exhibit 99.2 to the Form SB-2)


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                          SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         COMMUNITY NATIONAL CORPORATION
                         ---------------------------------
                         (Registrant)



Date: November 21, 1997      By: /s/ Howard W. Tignor
                                 --------------------------
                                 Howard W. Tignor
                                 President and Chief Executive
                                 Officer


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